Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of FRP Holdings, Inc. (the “Company”) of our report dated March 18, 2025, relating to the consolidated financial statements of the Company as of December 31, 2024 and for the years ended December 31, 2024 and 2023, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
May 14, 2026